Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF
MPHASE TECHNOLOGIES, INC

ARTICLE I –OFFICES

The registered office of the corporation shall be 201 Bloomfield Avenue, Verona, New Jersey 07044

The registered agent of the corporation is Jersey Transfer & Trust Co. Attn: Jeffrey Manger, Vice President, with an office at 201 Bloomfield Avenue, Verona, New Jersey 07044..

The corporation may also have offices at such other places within or without the State of New Jersey as the board may from time to time determine or the business of the corporation may require.

ARTICLE II-SHAREHOLDERS

1.	PLACE OF MEETINGS.

Meeting of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New Jersey as the board shall authorize.

2.	ANNUAL MEETING.

The annual meeting of the shareholders shall be held once a year on a date fixed by the board.

3.	SPECIAL MEETINGS.

Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request, in writing, of a majority of the board or at the request , in writing, by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose stated in the notice.

4.	NOTICE OF MEETINGS OF SHAREHOLDERS

Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

When a meeting is adjourned to another time or place, it shall not be necessary, unless the by-laws otherwise provide, to give notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted the original meeting. However, if after adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

5.	WAIVER OF NOTICE OR OF LAPSE OF TIME

(a) Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

(b) Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived, in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action.

6.	ACTION BY SHAREHOLDERS WITHOUT A MEETING.

Any action required or permitted to be taken at a meeting of shareholders by statute, the certificate of incorporation, or by-laws, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.

7.	QUORUM OF SHAREHOLDERS.

(a) Unless otherwise provided in the certificate of incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

(b) Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of paragraph (a) shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

8.	ORDER OF BUSINESS

The order of business at all meetings of the shareholders shall be as follows:

(a) Roll Call.
(b) Proof of notice of meeting or waiver of notice.
(c) Reading of minutes of preceding meeting.
(d) Reports of officers.
(e) Reports of committees.
(f) Election of inspectors of election.
(g) Election of directors.
(h) Unfinished business.
(i) New business.

ARTICLE III-DIRECTORS

1.	BOARD OF DIRECTORS.

Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of who shall be at least 18 years of age.

2.	NUMBER OF DIRECTORS.

The number of directors shall be not less than 3 and no more than 11.

3.	TERM OF DIRECTORS.

The directors named in the certificate of incorporation shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting, except as otherwise required by the certificate of incorporation or the by-laws in the case of classification of directors. Each director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

4.	VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

(a) Any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director. A director so elected by the board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

(b) When one or more directors shall resign from the board effective at a future date, a majority of the directors then in office including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

(c) Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless the certificate of incorporation or a by-law adopted by the shareholders authorizes the board to fill such directorship. A director elected by the board to fill any such directorship shall hold office until the next succeeding annual meeting of shareholders for the election or directors and until his successor shall have been elected and qualified.

(d) If by reason of death, resignation or other cause the corporation has no directors in office, any shareholder or the executor or administrator of a deceased director may call a special meeting of shareholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with the by-laws.

5.	REMOVAL OF DIRECTORS

One or more or all the directors of the corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

6.	QUORUM OF BOARD OF DIRECTORS AND COMMITTEES; ACTION OF DIRECTORS WITHOUT A MEETING.

A majority of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the certificate of incorporation shall prove that a greater or lesser number shall constitute a quorum, which in no case shall be less than the greater of two persons or one-third of the entire board or committee, except that when a board of one director is authorized one director shall constitute a quorum. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same effect as a unanimous vote of the board or committee for all purposes.

7.	PLACE OF BOARD MEETINGS.

Meetings of the board may be held either within or without the State of New Jersey.

8.	REGULAR ANNUAL MEETING.

A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

9.	NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT.

(a) Regular meetings of the board may be held with or without notice as prescribed in the bylaws. Special meetings of the board shall be held upon such notice as is prescribed in the by-laws. Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in the notice or waiver of notice of such meeting unless required by the by-laws. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

(b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

ARTICLE V-OFFICERS

1.	OFFICES, ELECION TERM, SALARIES, SECURITY.

(a) The officers of a corporation shall consist of a president, a secretary, a treasurer, and, if desired, a chairman of the board, one or more vice presidents, and such other officers as may be prescribed by the by-laws. Unless otherwise provided in the by-laws, the officers shall be elected by the board.

(b) Any two or more offices may be held by the same person.

(c) Any officer elected as herein provided shall hold office for the term for which he is so elected and until a successor is elected and has qualified, subject to earlier termination by removal or resignation.

(d) All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the bylaws, or as may be determined by resolution of the board not inconsistent with the by-laws.

(e) The salaries of all officers shall be fixed by the board.

(f) In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

2	DELEGATION OF DUTIES.

In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the board, the directors may, by a majority vote of the board, delegate the powers and duties of such officer, for the time being, to any other officer, or to a director.

3.	REMOVAL AND RESIGNATION OF OFFICERS; FILING OF VACANCIES

(a) Any officer elected by the board may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

(b) An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

(c) Any vacancy occurring among the officers, however caused, shall be filled in the manner provided in the election of the board for the unexpired term.

4.	PRESIDENT

The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

5.	VICE PRSIDENTS.

During the absence or disability of the president, the vice president, or if there are more than one, the executive vice president shall have all the powers and function of the president. Each vice-president shall perform such other duties as the board shall prescribe.

6.	SECRETARY.

The secretary shall: attend all meetings of the board and of the shareholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of shareholders and of the special meeting of the board; keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board; when required, prepare a list of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner; and perform such other duties as may be prescribed by the board.

7.	ASSISTANT-SECRETARIES.

During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one do designated by the secretary or by the board, shall have all the powers and functions of the secretary.

8.	TREASURER

The treasurer shall: have the custody of the corporate funds and securities; keep full and accurate accounts or receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board; disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements; render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation; render a full financial report at the annual meeting of the shareholders if so requested, be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation; and perform such other duties as are given to him by the by-laws or as from time to time are assigned to him by the board or the president.

9.	ASSISTANT-TREASURER

During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

ARTICLE V-CERTIFICATES FOR SHARES AND DIVIDENTS

1.	CERTIFICATES REPRESENTING SHARES

The shares of a corporation shall be represented by certificates signed by, or in the name of the corporation by, the chairman or vice-chairman of the board, or the president or a vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof.

2.	LOST OR DESTROYED CERTIFICATES

The board may direct a new certificate or certificates to be issued in place of any certificate or certificate theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.	TRANSFER OF SHARES

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the be transfer book of the corporation which shall be kept at its principal office. No transfer shall be made with ten days next preceding the annual meeting of shareholders.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not is shall have express or other notice thereof, except as expressly provided by New Jersey Statutes.

4.	CLOSING TRANSFER BOOKS

The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty-day period immediately preceding (a) any shareholders’ meeting, or (b) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders o record at the time the transfer books are closed, shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting, or (b) allowing them to take appropriate action, or (c) entitling them to receive any dividend or other form of distribution.

5.	DIVIDENDS.

(a) Subject to any restrictions contained in the certificate of incorporation and to applicable law, the corporation may, from time to time, by resolution of its board, pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations, except when the corporation is insolvent or would thereby be made insolvent.

(b) Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.

ARTICLE VI-CORPORATE SEAL

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VII –FISCAL YEAR

The fiscal year shall begin the first day of July each year.

ARTICLE VIII-BY-LAW CHANGES

AMENDMENT, REPEAL, ADOPTIN, ELECTION OF DIRECTORS.

(a) Except as otherwise provided in the certificate of incorporation the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon.

(b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the change made.

ARTICLE IX-INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

The corporation shall indemnify any directors, officers, employees, or agents to the full extend permitted by the New Jersey Business Corporation Act.